UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 4, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Business

Item 8.01 Other Business.

IA Global Inc. (the “Company” or “IAO”) announced that Golden Century Wealth Investment (HK) Ltd (“GCWI”) had increased its offer to acquire 51% or more of the outstanding stock of the Company to $0.20 per share and extended the offer date until February 28, 2009. GCWI have yet to indicate, in writing, any details of the structure of their proposed buy-out of IAO.

A copy of the press release, dated February 9, 2009, announcing the increase in the GWCI acquisition offer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Amendment to Golden Century Wealth Investment (HK) Ltd Non-Binding Term sheet dated December 8, 2008 by and between IA Global, Inc. and Golden Century Wealth Investment (HK) Ltd.

99.1	Press release, dated February 9, 2009, announcing the increase in the acquisition offer from Golden Century Wealth Investment (HK) Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: February 9, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer